UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 30, 2009

CRACKER BARREL OLD COUNTRY STORE, INC.

Tennessee	0-25225	62-1749513
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(615) 444-5533

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2009, the following compensatory plans or arrangements were approved for certain officers and/or directors of Cracker Barrel Old Country Store, Inc. (the “Company”).  In accordance with the instructions to Item 5.02 to Form 8-K, the information provided in this Current Report on Form 8-K covers only those current executive officers who were “named executive officers” in the Company’s most recent filing with the Commission under the Securities Exchange Act of 1934 that required disclosure pursuant to Item 402(c) of Regulation S-K.

Awards Under Stock Ownership Achievement Incentive Plan (the “Ownership Plan”)

The Ownership Plan was adopted in order to encourage the early attainment of the stock ownership guidelines (the “Ownership Guidelines”) for certain officers of the Company and its subsidiaries (“Covered Officers”) (such Ownership Guidelines are posted on the Company’s website at crackerbarrel.com).  The Ownership Guidelines set forth certain share ownership requirements that the Covered Officers are expected to attain over a five-year period.  Under the Ownership Plan, a Covered Officer will be awarded common stock in the amount of the greater of 100 shares or two percent (2%) of the number of shares specified in the Ownership Guidelines for such Covered Officer, if the Covered Officer achieves certain specified progress each year during the five-year period toward the Ownership Guidelines. In future years, failure to achieve specified ongoing progress toward share ownership requirements would result in reduced option grants.  As of July 30, 2009, it was determined that each of the following executive officers had achieved the specified progress and, accordingly, were awarded the following respective number of unrestricted shares of the Company’s common stock on August 3, 2009, the first business day of the Company’s 2010 fiscal year, which began on August 1, 2009 (“2010”):

Name	Award (# of shares)
Michael A. Woodhouse	1,400
Douglas Barber	500
N.B. Forrest Shoaf	100
Terry Maxwell	100
Edward A. Greene	100

Payouts Under the 2007 Mid-Term Incentive Retention Plan (the “2007 MTIRP”)

Reference is made to Item 1.01 of and Exhibit 10.2 to the Current Report on Form 8-K dated July 27, 2006 and filed by the Company (then known as CBRL Group, Inc.) with the Commission on August 1, 2006, which is incorporated herein by this reference, and which describes the 2007 MTIRP.  Awards under the 2007 MTIRP vested at the end of the Company’s 2009 fiscal year, July 31, 2009.  Awards under the 2007 MTIRP were earned at the 60% level, resulting in the following awards of cash, restricted stock and dividends thereon to the named executive officers:

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Name	Cash Award	Number of Restricted Shares	Accrued Dividends
Mr. Woodhouse	--	27,091	$41,179
Mr. Barber	$54,288	1,474	$2,241
Mr. Shoaf	--	5,067	$7,702
Mr. Maxwell	--	3,051	$4,637
Mr. Greene	$35,100	953	$1,449

Restricted Share Targeted Retention Awards

The following executive officers received awards of shares of the Company’s common stock.  These awards, which were made pursuant to the Company’s 2002 Omnibus Incentive Compensation Plan and vest according to the schedules described below.

Name	Number of Shares	Vesting Schedule
Mr. Shoaf	6,775	25% vest on July 30, 2010; 25% vest on July 30, 2011 and the remaining 50% vest on July 30, 2012
Mr. Greene	16,938	50% vest on July 30, 2011 and the remaining 50% vest on July 30, 2012

Item 8.01.  Other Events.

On July 30, 2009, the Company’s Board of Directors set December 2, 2009 as the date for this year’s annual meeting of the Company’s shareholders, which will be held in Lebanon, Tennessee at the Company’s offices.  The Company has established October 5, 2009 as the record date for voting at the annual meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2009	Cracker Barrel Old Country Store, Inc.

	By:	/s/ N.B. Forrest Shoaf
	Name:	N.B. Forrest Shoaf
	Title:	Senior Vice President, Secretary
and Chief Legal Officer

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